EX-99.J.1

                                               Twelve Wyandotte Plaza
                                               120 West 12th Street, Suite 1200
BKD                                            Kansas City, MO  64105-1936
LLP                                            815 221-6300  Fax 816-221-6380
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                                               bkd.com

                                   CONSENT OF
                     INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT





UMB Scout Balanced Fund, Inc.
UMB Bank, n.a.
Kansas City, Missouri


    We hereby consent to the use in this Registration Statement under the Securities Act of 1933 and the Investment Company Act of 1940, both on Form N-1A, of our report dated July 23, 2003, accompanying and pertaining to the financial statements of UMB Scout Balanced Fund, Inc. as of June 30, 2003, which is included in such Registration Statement.


                                               /s/ BKD, LLP


Kansas City, Missouri
October 27, 2003

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